Exhibit 10.17

Tops Markets, LLC
6363 Main Street

Williamsville, New York 14221

November 30, 2015

Lynne Burgess

19 Range Road

Rowayton, CT 05663

Dear Lynne,

This letter confirms the terms of your employment at Tops Markets, LLC.

While this letter is not a contractual agreement, it does contain the major elements of our offer to you.

Transition Date

Your new assignment with Tops Markets, LLC will commence on January 3, 2016.

Job Title

Counsel

Salary

Your base rate will be $2,000 per week.  An additional amount of $858 per day shall be paid for each day worked in a week, up to a maximum of five (5) days in any given week.

1 day worked = $858 additional per week

2 days worked = $1,716 additional per week

3 days worked = $2,574 additional per week

4 days worked = $3,432 additional per week

5 days worked = $4,290 additional per week

Your base salary shall be paid in accordance with the payroll practices of the company, subject to customary withholdings and other payroll taxes.

Performance Bonus

This is not a bonus eligible position.

Company Car

You will be eligible for use of a company car for the duration of your employment with Tops Markets, LLC, in accordance with the Company Policy.

Benefits

You remain eligible for participation in the following benefit plans at the full time employee plan rates

(as applicable):

Medical & Pharmacy

Dental

Vision

Flexible Spending

401(k)

All other current terms and conditions of your employment will remain in effect.

Please note that this employment offer is contingent upon your signing and returning this offer within seven (7) days.

It is important to reiterate that this letter is not intended to serve and should not be construed as an actual or implied employment contract for a definite term.  Employment at Tops Markets, LLC is at-will, subject to termination by the Company or you at any time.

If you have any questions or concerns about these or any other matters related to this offer or the position please contact me directly at (716) 635-5124.

Sincerely,

/s/ Frank Curci

Frank Curci

Chairman & CEO

Lynne Burgess:

As agreement with the terms of this letter and your acceptance of this offer, please sign one copy of this letter and return to my attention and retain a second copy for your records.

I Lynne Burgess accept this offer on this 15th day of December, 2015.

/s/ Lynne Burgess